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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2005

                        FAMILY HOME HEALTH SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         000-32887                                      02-0718322
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            801 WEST ANN ARBOR TRAIL
                                    SUITE 200
                               PLYMOUTH, MICHIGAN
                                      48170
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (734) 414-9990
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

         On December 15, 2005, the Board of Directors of Family Home Health Services Inc. (the "Company") authorized the issuance to Kevin Ruark, the Company's Chief Executive Officer and President, of options to purchase 650,000 shares of the Company's common stock at an exercise price of $0.20 per share. The options are immediately exercisable and expire on December 15, 2015. The options were issued in consideration of Mr. Ruark's personal guaranty of a $1.3 million credit facility extended to the Company by Comerica Bank, which guaranty was required as a condition to the granting of the loan. The number of options was determined by reference to a formula of 10% of the amount of the loan amount divided by the current value per share of $0.20, which formula was determined by the Board to represent a fair basis upon which to compensate Mr. Ruark for his personal guaranty.

         In determining the present per share value, the Board relied upon a valuation methodology used by several investment bankers in discussions with the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K of the issuance to Kevin Ruark, the Company's Chief Executive Officer and President, of options to purchase 650,000 shares of the Company's common stock. That description is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FAMILY HOME HEALTH SERVICES INC.




Date: December 20, 2005               /s/ Kevin R. Ruark
                                     ---------------------
                                     By:  Kevin R. Ruark
                                     Its:  Chief Executive Officer and President

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